As filed with the Securities and Exchange Commission on July 11, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IDERA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	04-3072298
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

2017 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Vincent J. Milano

President and Chief Executive Officer

505 Eagleview Blvd., Suite 212

Exton, Pennsylvania 19341

(Name and address of agent for service)

(484) 348-1600

(Telephone number, including area code, of agent for service)

Copy to:
Justin W. Chairman, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share	350,000	$2.60	$910,000	$110.30

(1)                                 This registration statement covers shares of the common stock, par value $.001 per share (the “Common Stock”) of Idera Pharmaceuticals, Inc. that may be offered or sold pursuant to the 2017 Employee Stock Purchase Plan, as amended (the “Plan”). In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)                                 Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of the Common Stock on July 8, 2019 as reported on the NASDAQ Capital Market.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 under the Securities Act, with respect to 350,000 additional shares of Common Stock that may be issued under the Plan. The contents of the following Registration Statement on Form S-8 of Idera Pharmaceuticals, Inc. (the “Registrant”) relating to the Plan are incorporated herein by reference except as otherwise updated or modified by this filing: Registration Statement on Form S-8 (Registration No. 333-219740), dated August 7, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1)         The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(2)         The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019;

(3)         The Registrant’s Current Reports on Form 8-K filed with the Commission on January 9, 2019, March 13, 2019, April 10, 2019, June 6, 2019 and June 20, 2019 (solely with respect to Item 8.01 therein); and

(4)         The description of the Registrant’s Common Stock Registration Statements on Form 8-A filed with the Commission on December 4, 2003, as amended on August 17, 2007 and December 7, 2007.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this Registration Statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

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IDERA PHARMACEUTICALS, INC.

INDEX TO EXHIBITS

Exhibit	Description

5.1*	Opinion of Morgan, Lewis & Bockius LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page).

99.1	Idera Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan (Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on June 9, 2017).

99.2

Amendment to the Idera Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan (Incorporated herein by reference to Appendix C to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 25, 2019).

*  Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on July 11, 2019.

IDERA PHARMACEUTICALS, INC.

By:	/s/ Vincent J. Milano
Vincent J. Milano
President and Chief Executive Officer

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POWER OF ATTORNEY

We, the undersigned officers and directors of Idera Pharmaceuticals, Inc., hereby severally constitute and appoint Vincent J. Milano and John J. Kirby, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Idera Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Milano	President, Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2019
Vincent J. Milano

/s/ John J. Kirby	Vice President of Finance (Principal Financial and Accounting Officer)	July 11, 2019
John J. Kirby

/s/ James A. Geraghty	Chairman of the Board of Directors	July 11, 2019
James A. Geraghty

/s/ Cristina Csimma	Director	July 11, 2019
Cristina Csimma, PharmD, MHP

/s/ Michael R. Dougherty	Director	July 11, 2019
Michael R. Dougherty

/s/ Mark Goldberg	Director	July 11, 2019
Mark Goldberg, M.D.

/s/ Maxine Gowen	Director	July 11, 2019
Maxine Gowen, Ph.D.

/s/ Howard Pien	Director	July 11, 2019
Howard Pien

/s/ Carol A. Schafer	Director	July 11, 2019
Carol A. Schafer

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